UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 11, 2005, Sun Microsystems, Inc. (“Sun”) appointed Barry J. Plaga to the position of Vice President, Finance and Corporate Controller. In his role as Corporate Controller, Mr. Plaga also assumed the position of Principal Accounting Officer of Sun.

Mr. Plaga, age 43, a Certified Public Accountant, has served as Sun’s Vice President, Finance - Investor Relations since September 2005. From January 2004 to August 2005, Mr. Plaga served as Executive Vice President, Finance and Chief Financial Officer, and from November 1999 to December 2003, as Senior Vice President, Finance and Chief Financial Officer, of SeeBeyond Technology Corporation, a leading provider of business integration software, which was acquired by Sun in August 2005. From June 1999 to November 1999, Mr. Plaga served as Executive Vice President and Chief Financial Officer, and from June 1997 to June 1999, as Senior Vice President and Chief Financial Officer, for Activision, Inc., a publisher and developer of interactive software and video games.

Robyn M. Denholm, who had been serving as Principal Accounting Officer on an interim basis, will continue to serve in her position as Senior Vice President, Finance.

Mr. Plaga succeeds Bret C. Schaefer as Corporate Controller. Mr. Schaefer will assume a senior financial role as a member of Sun’s Finance Staff.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005

SUN MICROSYSTEMS, INC.

By:	/s/ Michael A. Dillon
Michael A. Dillon
Senior Vice President, General Counsel and Secretary

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